Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K


                     Consent of Ernst & Young LLP, Independent Auditors


     We consent to the  references  to our firm  under the  captions  "Financial
Highlights  - Investor  Class of Shares" in the Class Y  Prospectus,  "Financial
Highlights  - Advisor  Class of  Shares" in the Class A  Prospectus,  "Financial
Highlights - Institutional Class of Shares" in the Class I Marshall International Stock Fund Prospectus, "Financial Highlights - Investor Class of Shares" in the Class Y Marshall International Stock Fund Prospectus, "Financial Highlights - Institutional Class of Shares" in the Class I Marshall Money Market Fund Prospectus, and "Financial Highlights - Investor Class of Shares" in the Class Y Marshall Money Market Fund Prospectus; and to "Independent Auditors" and "Financial Statements" in the Investor Class, Advisor Class, Institutional Class (Marshall International Stock Fund), Institutional Class (Marshall Money Market
Fund), and Investor Class (Marshall Money Market Fund) Statements of Additional Information, and to the use of our reports, dated October 15, 2002, incorporated by reference in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A, No. 33-48907) of Marshall Funds, Inc.



                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP


Boston, Massachusetts
October 22, 2002